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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We consent to the references to our firm in the first and sixth paragraphs under the caption 'Experts' in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Leucadia National Corporation for the registration of 241,000 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements of WilTel Communications Group, Inc. included in Leucadia National Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP
                                              .................................
                                              ERNST & YOUNG LLP


Tulsa, Oklahoma
November 3, 2004